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                                                                     EXHIBIT 5.1


                               BRYAN CAVE LLP
                           ONE METROPOLITAN SQUARE
                       211 NORTH BROADWAY, SUITE 3600
                       ST. LOUIS, MISSOURI 63102-2750
                               (314) 259-2000
                          FACSIMILE: (314) 259-2020


                               June 17, 1997



Board of Directors
Brooks Fiber Properties, Inc.
425 Woods Mill Road South, Suite 300
Town & Country, Missouri 63017

Ladies and Gentlemen:

     We are acting as special counsel for Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an offer to exchange (the "Exchange Offer") $1,000 principal amount of the Company's 10% Senior Notes due June 1, 2007 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 10% Senior Notes due June 1, 2007 (the "Private Notes"), of which $250,000,000 aggregate principal amount is outstanding on the date hereof. The Exchange Notes are to be issued pursuant to an Indenture, dated as of May 29, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee, which is filed as an exhibit to the Registration Statement.

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Indenture, the Exchange and Registration Rights Agreement, dated as of May 29, 1997, between the Company and Goldman, Sachs & Co., Salomon Brothers Inc and Merrill Lynch & Co., the Second Restated Certificate of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

     We express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

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Brooks Fiber Properties, Inc.
June 17, 1997
Page 2




           Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that:

      (1) The Company is a corporation validly existing in good standing under the laws of the State of Delaware;

      (2)  When,

             (i) the Registration Statement, including any amendments thereto, shall have become effective under the Act;

            (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

           (iii) the Exchange Notes shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Private Notes;

           then the Exchange Notes will be legally issued, fully paid and non-assessable and binding obligations of the Company; and

      (3) The material federal income tax consequences of the Exchange Offer are accurately set forth under the heading "Certain United States Tax Consequences to Foreign Holders" in the Preliminary Prospectus dated June 17, 1997 included in the Registration Statement.

           In rendering the opinion expressed in clause (3) above, we have relied upon the facts as set forth in the Registration Statement. Any variation or difference in the facts from those set forth in the Registration Statement could affect our opinion. Such opinion is also based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.

     This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Exchange Notes" in the Prospectus included as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                        Very truly yours,



                                        BRYAN CAVE LLP